     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 14, 2000
                                            REGISTRATION STATEMENT NO. 333-90399
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-3

                      ------------------------------------

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      ------------------------------------

                        MILLENNIUM PHARMACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      ------------------------------------

                  DELAWARE                               04-3177038
      (STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)              IDENTIFICATION NUMBER)

                                75 SIDNEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                      ------------------------------------

                                  MARK J. LEVIN
                             CHIEF EXECUTIVE OFFICER
                        MILLENNIUM PHARMACEUTICALS, INC.
                                75 SIDNEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139
                                 (617) 679-7000
                (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                      ------------------------------------

                                  COPIES TO:

  DAVID E. REDLICK, ESQ.             JOHN B. DOUGLAS III, ESQ.              DAVID TRUMMEL, ESQ.
     HALE AND DORR LLP            MILLENNIUM PHARMACEUTICALS, INC.         ELI LILLY AND COMPANY
      60 STATE STREET                     75 SIDNEY STREET                LILLY CORPORATE CENTER
BOSTON, MASSACHUSETTS 02109        CAMBRIDGE, MASSACHUSETTS 02139       INDIANAPOLIS, INDIANA 46286
 TELEPHONE: (617) 526-6000           TELEPHONE: (617) 679-7000           TELEPHONE: (317) 276-5669

                                EXPLANATORY NOTE

         Pursuant to a Registration Statement (the "Registration Statement") on Form S-3 (File No. 333-90399), Millennium Pharmaceuticals, Inc. (the "Registrant") registered shares of its common stock, $.001 par value per share ("Common Stock"), under the Securities Act of 1933, as amended. Pursuant to the Registrant's undertaking contained in the Registration Statement, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 is being filed solely to remove from registration the shares of Common Stock which remain unsold under such Registration Statement as of the date of this Post-Effective Amendment No. 1.

                                   SIGNATURES

         Pursuant to Rule 478 promulgated under the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 14th day of April, 2000.

                                       MILLENNIUM PHARMACEUTICALS, INC.

                                       By:  /S/ KEVIN STARR
                                            --------------------------------
                                            KEVIN STARR
                                            Chief Financial Officer